Exhibit 99.1

Victoria’s Secret & Co. Completes Acquisition of Adore Me, Inc.

Acquisition Supports Goal to Become The World’s Leading Retailer of Intimate Apparel

Acquisition Accelerates Commitment to Digital Focus and Enhanced Customer Engagement

Acquisition Expected to Be Earnings and Cash Flow Accretive in 2023

Reynoldsburg, Ohio (January 3, 2023) – Victoria’s Secret & Co. (“Victoria’s Secret” or “VS&Co”) (NYSE: VSCO) today announced that it has completed the acquisition of 100 percent of Adore Me, Inc. (“Adore Me”), a digitally-native intimates brand. The acquisition creates meaningful sales and profit upside opportunities for VS&Co, including the opportunity to leverage Adore Me’s expertise and technology to continue to improve the Victoria’s Secret and PINK customer shopping experience and accelerate the modernization of VS&Co’s digital platform. Adore Me will serve as an important long-term growth vehicle for VS&Co, generating an estimated $250 million of profitable sales in their most recently completed fiscal year 2022. Better together, VS&Co and Adore Me will continue leading the global intimates category forward in a more inclusive, tech-forward, and sustainable way.

Martin Waters, CEO, Victoria’s Secret & Co. stated, “From the beginning, we evaluated Adore Me as a two for one opportunity – a technology-led, digital-first innovator in the intimates category and a highly efficient, growing and profitable standalone business model. I am thrilled with the swift completion of the acquisition and excited to welcome the entire Adore Me team into the VS&Co family.”

Martin continued, “In Adore Me, we have acquired a business and a team that will help us deliver improved, elevated and differentiated experiences for Victoria’s Secret and PINK customers. This acquisition will be a significant accelerant as we pivot toward growth and modernize the foundation of our company with technology at the forefront of everything we do. From a financial point of view, we firmly believe the standalone Adore Me business can continue their industry-leading sales growth at operating margin rates that are similar or accretive to the VS&Co operating model. We view this acquisition as a win-win opportunity to drive long-term, sustainable shareholder value.”

Goldman Sachs acted as financial advisor to VS&Co and Kirkland & Ellis provided legal counsel. Credit Suisse acted as financial advisor to Adore Me and WilmerHale provided legal counsel.

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About Victoria’s Secret & Co.

Victoria’s Secret & Co. (NYSE: VSCO) is a Fortune 500 specialty retailer of modern, fashion-inspired collections including signature bras, panties, lingerie, casual sleepwear, athleisure and swim, as well as award-winning prestige fragrances and body care. VS&Co is comprised of market leading brands, Victoria’s Secret and Victoria’s Secret PINK, that share a common purpose of inspiring and uplifting our customers in every stage of their lives. We are committed to empowering our more than 30,000 associates across a global footprint of nearly 1,350 retail stores in approximately 70 countries. We provide our customers with products and experiences that make them feel good inside and out while driving positive change through the power of our products, platform and advocacy.

About Adore Me

Founded in 2011 as an online lingerie startup, Adore Me has evolved into a DTC lingerie and apparel brand serving women of all sizes and budgets at all phases of life. The firm is transforming the way we shop with a pioneering Home Try-On commerce service, a series of innovation-driven products, and a mission of making sustainable shopping accessible to all, becoming the first Certified B Corporation intimate apparel brand in the U.S. Adore Me’s strong brand authenticity genuinely connects with Gen Z and Millennials, providing VS&Co a highly inclusive product assortment at incredible value, across both online and offline platforms.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements (as such term is defined in the U.S. Private Securities Litigation Reform Act of 1995). These forward-looking statements involve risks and uncertainties and are subject to change based on various factors, many of which are beyond our control. Accordingly, our future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. Words such as “estimate,” “commit,” “target,” “goal,” “project,” “plan,” “believe,” “seek,” “strive,” “expect,” “anticipate,” “intend,” “potential” and any similar expressions may identify forward-looking statements. With respect to the contemplated transaction, forward-looking statements include, without limitation, financial estimates, statements as to the completion and benefits or effects of the transaction, including financial and operating results, the combined company’s plans, objectives, expectations and intentions, and other statements that are not historical facts. The following risks, uncertainties and other factors could affect the company’s financial performance and cause actual results to differ materially from those expressed or implied in any forward-looking statements: the failure to realize the benefits of the transaction; the ability of Adore Me to retain customers and key personnel and to maintain relationships with suppliers and distributors; and potential difficulties integrating Adore Me, or the costs of integrating Adore Me exceeding original estimates.

Except as may be required by law, the company assumes no obligation and does not intend to make publicly available any update or other revisions to any of the forward-looking statements contained in this press release to reflect circumstances existing after the date of this press release or to reflect the occurrence of future events, even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized. Additional information regarding these and other factors can be found in “Item 1A. Risk Factors” in the company’s Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on March 18, 2022 and December 2, 2022, respectively.

For further information, please contact:

Victoria’s Secret & Co.:

Investor Relations:	Media Relations:
Kevin Wynk	Brooke Wilson
investorrelations@victoria.com	communications@victoria.com